UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 28, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

 (Exact name of Registrant as specified in its Charter)

Nevada	333-209341	46-3096516
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2151 Professional Drive, Second Floor, Roseville, CA 95661

(Address of Principal Executive Offices)

(833) 788-0506

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On April 28, 2022, InnerScope Hearing Technologies Inc. (the “Registrant”) wholly-owned subsidiary, HearingAssist, II, LLC, received a purchase order from Walmart USA in the amount of $9,462,232 for HearingAssist products. The purchase order is in conjunction with HearingAssist deploying its new branded countertop design Hearing Product Display Fixture to 1200 Walmart Vision Centers. The purchase order is for in-store purchases of four new HearingAssist models. The Registrant received two purchase orders in April 2022 from Walmart USA for $1,583,922 and $9,462,232 totaling $11,046,154, for products launching in 1499 Walmart Vision Centers. The first purchase order of $1,583,922 of products is en route to Walmart USA Warehouse for immediate deployment. The second purchase order of $9,462,232 of products is in the final production phases for late June/July deployment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 6, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore Name: Matthew Moore Title: Chief Executive Officer and Director